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                                                                  EXHIBIT 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this registration statement of HomeStore.com, Inc. on Form S-1 of our report dated March 31, 1999, except as to the stock split described in Note 17, which is as of April 5, 1999, relating to the consolidated financial statements of NetSelect, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
June 7, 1999